# AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (the "Agreement") is hereby made by and between Chesapeake Utilities Corporation, a Delaware corporation (the "Company"), and Beth W. Cooper (the "Executive").

## Background Information

The parties to this Amendment (the "Parties") entered into the Agreement regarding the Executive's employment relationship with the Company effective as of January 1, 2013, and previously extended the Current Term, as defined therein, multiple times through December 31, 2020. The Parties desire to amend the Agreement to provide for an additional extension of the Current Term through December 31, 2021.

## Agreement

In consideration of the mutual promises and covenants contained herein, the Company and Executive hereby agree as follows:

1. Section 2.b of the Agreement shall be revised by the addition of the following at the end thereof: "Subject to Paragraph 2(c), the Company and the Executive hereby agree that the Current Term of this Agreement shall be extended effective as of January 1, 2021, for a twelve month period ending as of close of business on December 31, 2021, subject to further extension as provided above."

2. All other provisions of the Agreement shall remain unchanged.

CHESAPEAKE UTILITIES CORPORATION

[CORPORATE SEAL]

By: [signature]
James F. Moriarty

Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer

ATTEST:

[signature]
Stacie L. Roberts

Date: February 22, 2021

EXECUTIVE:

[signature]
Beth W. Cooper

Date: 12/23/2020